Exhibit 3.220

Delaware
The first State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “RESEARCH MEDICAL CENTER, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JANUARY, A.D. 2003, AT 4 O’CLOCK P.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3618489 8100	AUTHENTICATION: 2226867

030052428	DATE: 01-28-03

CERTIFICATE OF FORMATION
OF
RESEARCH MEDICAL CENTER, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
          FIRST: The name of the limited liability company is RESEARCH MEDICAL CENTER, LLC (the “Company”).
          SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of January 24, 2003.

By:	/s/ Dora A. Blackwood
Dora A. Blackwood
Vice President & Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 01/24/2003
030052428 — 3618489

Delaware
The first State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RESEARCH MEDICAL CENTER, LLC”, CHANGING ITS NAME FROM “RESEARCH MEDICAL CENTER, LLC” TO “MIDWEST DIVISION — RMC, LLC”, FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 2003, AT 6:30 O’CLOCK P.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3618489 8100	AUTHENTICATION: 2251123

030081826	DATE: 02-10-03

CERTIFICATE OF AMENDMENT
OF
RESEARCH MEDICAL CENTER, LLC
     1. The name of the limited liability company is Research Medical Center, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
          “FIRST: The name of the limited liability company is MIDWEST DIVISION — RMC, LLC (the “Company”).”
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Research Medical Center, LLC this 6th day of February, 2003.

/s/ Dora A. Blackwood
Dora A. Blackwood
Vice President and Assistant Secretary Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:30 PM 02/06/2003
030081826 — 3618489

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
     “MIDWEST DIVISION — BLMC, LLC”, A DELAWARE LIMITED LIABILITY COMPANY,
     WITH AND INTO “MIDWEST DIVISION — RMC, LLC” UNDER THE NAME OF “MIDWEST DIVISION — RMC, LLC”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY — SEVENTH DAY OF MARCH, A.D. 2006, AT 5:08 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRD DAY OF APRIL, A.D. 2006, AT 12:01 O’CLOCK A.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3618489 8100M	AUTHENTICATION: 4625428

060289158	DATE: 03-28-06

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANIES
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Midwest Division — RMC, LLC, and the name of the limited liability company being merged into this surviving limited liability company is Midwest Division — BLMC, LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
THIRD: The name of the surviving limited liability company is Midwest Division — RMC, LLC.
FOURTH: The merger is to become effective on April 3, 2006, at 12:01 a.m. EDT.
FIFTH: The Agreement of Merger is on file at One Park Plaza, Nashville, TN 37203, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 27th day of March, A.D., 2006.

By:	/s/ Dora A. Blackwood

Authorized Person

Name:	Dora A. Blackwood

Print or Type

Title:	Vice President & Assistant Secretary
State of Delaware
Secretary of State
Division of Corporations
Delivered 05:37 PM 03/27/2006
FILED 05:08 PM 03/27/2006
SRV 060289158 — 3618489 FILE